Exhibit 10.2

RESIGNATION

FROM THE BOARD OF DIRECTORS AND ALL OFFICER POSITIONS OF ALTEROLA BIOTECH, INC.

I, Michael Frederick Freitag, hereby resign from all officer and director positions that I hold with Alterola B iotech, Inc., effective as of the close of business on the date hereof.

Furthermore I confirm that I am owed no money or other consideration in lieu of salary or directors fees or for any other reason, I release the company from any claims of whatsoever nature and confirm I am not aware of any other undisclosed liabilities.

/s/ Michael Frederick Freitag

Michael Frederick Freitag

Dated: March 26th, 2018